EXHIBIT 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors

New Century Bancorp, Inc. and subsidiaries

We consent to the incorporation by reference our report dated April 11, 2007, on the consolidated financial statements included in the 2006 Annual Report on Form 10-K of New Century Bancorp, Inc. and subsidiaries (the Registrant) into each of the registration statements on Form S-8 filed by the Registrant under the Securities Act of 1933.

Raleigh, North Carolina

April 11, 2007